Pricing Supplement No. 1C      Filing Under rule 424(b)(2)
Dated 02/09/98                 Registration File No.  333-8187

$50,000,000
UNUM Corporation
Medium Term Notes, Series C

CUSIP:  90313QAQ8
Principal Amount:  $50,000,000
Interest Rate (if fixed rate): 7.19%
Stated Maturity: 02/01/2028
Specified Currency:  U.S. Dollar
Applicable Exchange Rate (if any):
  U.S. Dollar $1.00 = N/A
Issue Price (as a percentage of
  principal amount): 100%
Selling Agent's commission (%): .750
Purchasing Agent's discount or commission (%):  N/A
Net proceeds to the Company ($):  $49,625,000
Settlement date (original issue date): 02/12/98
Redemption Commencement Date (if any): N/A
Exchange Rate Agent: N/A
Original Issue Discount Security:  Yes:  No: X
Default Rate (%): N/A
 (applicable only for original Discount Security)
Redemption Periods: N/A
Floating Rate Notes:  N/A
Interest Rate Basis: N/A
 -Commercial Paper Rate
 -Prime Rate
 -LIBOR
 -Treasury Rate
 -CD Rate
 -Federal Funds Rate
 -Other
Index Maturity:  N/A
Spread:  N/A
Spread Multiplier: N/A
Maximum Interest Rate: N/A
Minimum Interest Rate: N/A
Initial Interest Rate: N/A
Interest Reset Date(s) if semiannually or annually:  N/A
Third Wednesday of: N/A
  Interest Reset Date (if weekly, monthly or quarterly):  N/A
Interest Determination Dates:  N/A
Calculation Date(s):  N/A
Calculation Agent:  N/A
Interest Payment Date(s): N/A
Regular Record Date(s):  N/A
Interest Reset Period:  N/A
Other Provisions:  N/A
Redemption Prices:  N/A

If such notes are denominated in other than U.S. Dollars, the applicable Foreign Currency Supplement is attached hereto.

Additional Terms:  N/A

As of the date of this Pricing Supplement, (i) the aggregate initial public offering price (or its equivalent in other currencies) of the Notes (as defined in the Prospectus Supplement) which have been sold (including the Notes to which this Pricing Supplement relates) is $50,000,000; and the aggregate proceeds which the Company has received from Debt Securities (as defined in the Prospectus) which have been sold (excluding the Notes to which this Pricing Supplement relates) is $0.

"N/A" as used herein means "Not Applicable". "A/S" as used herein means "As stated in the Prospectus Supplement referred to above".

Capital-  Goldman Sachs  ($25,000,000)
          Morgan Stanley ($25,000,000)